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                                                                       EXHIBIT 5

                            OGDEN NEWELL & WELCH

                          1200 ONE RIVERFRONT PLAZA
                       LOUISVILLE, KENTUCKY 40202-2973

                          TELEPHONE: (502) 582-1601
                           TELEFAX: (502) 581-9564



                                 March 8, 1994



Brown-Forman Corporation
850 Dixie Highway
Louisville, Kentucky  40210-1091

Dear Sirs:

     We have examined the Registration Statement (the "Registration Statement") to which this opinion is an exhibit and the Prospectus dated March 8, 1994
(the "Prospectus") included therein for the registration under the Securities Act of 1933, as amended, of $250,000,000 in principal amount of Debt Securities (the "Debt Securities") of Brown-Forman Corporation (the "Company"). We have also examined the form of Indenture by and between the Company and the First National Bank of Chicago filed as an exhibit to the Registration Statement (the "Indenture") under which the Debt Securities are to be qualified and such other documents, records and matters of law, and made such other examinations as we have deemed to be requisite in the premises.

     Based on such examination, we are of the opinion that:

     1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.
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Borwn-Forman Corporation
March 8, 1994
Page 2

     2. The Debt Securities have been duly authorized by the Board of Directors of the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered by the Company against receipt by it of the consideration therefor, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

     We hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus under the caption "Legal Opinions."

                                          Very truly yours,

                                          /s/ Ogden Newell & Welch
                                          OGDEN NEWELL & WELCH

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